Winner Medical Group Inc.
Restricted Stock Unit Incentive Plan
-Fiscal Year 2008-2009
Effective as of October 7 (US EST), 2007 (October 8, 2007 China Time)

I. Purpose

The purposes of the Restricted Stock Unit Incentive Plan (the “Plan”) are to advance corporate governance of Winner Medical Group Inc. (the “Company”) and establish an incentive program for employees in order to attract, motivate and retain management of the Company and key employees as well as to improve the ability for the Company to achieve sustainable growth in the long run.

II. Administration

The Board of Directors of the Company shall be responsible for administering, interpreting, revising and terminating the Plan. The Board of Directors may delegate all or a portion of the administration of the Plan to the Compensation Committee of the Board and/or the Chief Executive Officer of the Company, who shall report to the Board of Directors. Except as prohibited by applicable law, the Company may also engage a third party administrator (the “Third Party Administrator”) to (i) issue shares of Company’s Common Stock (the “Shares”) to Participants upon the satisfaction of the conditions contained in the Plan, and (ii) perform other ministerial tasks related to the Plan as delegated to the Third Party Administrator by the Board of Directors.

III. Participants

Eligible participants in the Plan include members of the Board of Directors that are employees of the Company (each an “Inside Director”), senior management and key employees of the Company and its controlling subsidiaries (the “Participants”).

IV. Shares Subject to the Plan; Issuance of Stock Units and Shares

1. Shares Subject to the Plan. The maximum number of Stock Units (as defined below) that may be awarded to Participants under the Plan is one million and two hundred thousands (1,200,000) Stock Units in the aggregate; within which one million (1,000,000) Stock Units shall be granted to the Participants on the date of the date of approval of the Plan by the Board of Directors, and two hundred thousands (200,000) Stock Units is reserved for further grant to new key employees of the Company and to existing employees of the Company who have significant contributions. The Shares issuable upon vesting of the Stock Units shall be issued from the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). If any Stock Units granted pursuant to the Plan are forfeited or otherwise fail to vest as of a particular Vesting Date (as defined below) pursuant to the terms of the Plan, then such forfeited Stock Units will become available for future grant under the 2006 Plan.

2. Issuance of Stock Units and Shares. The Company will issue to Participants stock units (each a “Stock Unit”), each of which represent a contract right to be issued, on the vesting dates defined in Section VI and subject to the vesting requirements of Section VII, one (1) Share pursuant to restricted stock unit awards (each a “Restricted Stock Unit Award”). The Restricted Stock Unit Awards shall be made pursuant to the terms of this Plan and the 2006 Plan. Shares underlying any Restricted Stock Unit Award under the Plan shall not be issued to a Participant unless and until the vesting requirements in Clause VII are fulfilled.  Participants will not be required to pay any purchase price for the Stock Units or the Shares or the covered by the Restricted Stock Unit Awards.

V. Grant of the Restricted Stock Units

1. Designation of Participants. The Board authorizes the Chief Executive Officer to designate the Participants of the Plan and the number of Stock Units awarded to each Participant pursuant to Restricted Stock Unit Awards; provided that the Board of Directors or the Compensation Committee of the Board shall make any determinations with respect to Restricted Stock Unit Awards granted to the Chief Executive Officer. The aggregate number of Shares covered by a Restricted Stock Unit Award granted to each Participant under the Plan shall not exceed 0.5% of the Company’s total outstanding capital stock as of the date of grant of such award, and should be subject to the terms of the 2006 Plan.

2. Execution of Restricted Stock Unit Award Consent Letter. Each Participant shall sign a Restricted Stock Unit Award Consent Letter in the form approved by the Board of Directors, pursuant to which the Participant acknowledges and agrees to the terms of the Plan.

VI. Term, Effective Date, and the Vesting Dates

1. Term and Effective Date. The term of the Plan is the earlier of (a) 4 years, commencing from the date of approval by the Board, or (b) the effective date of termination of the 2006 Plan.

2. Vesting Dates. The first vesting date for all Restricted Stock Unit Awards under the Plan is three years after the date of approval of the Plan by the Board of Directors (the “First Vesting Date”). Up to fifty percent of the Stock Units covered by a Restricted Stock Unit Award may vest and automatically become a right to receive Shares on the First Vesting Date subject to the vesting requirements of Section VII. The second vesting date for all Restricted Stock Unit Awards under the Plan is four years after the date of approval of the Plan by the Board of Directors (the “Second Vesting Date”, and collectively with the First Vesting Date, each a “Vesting Date”). Up to fifty percent of the shares covered by a Restricted Stock Unit Award may vest and automatically become a right to receive Shares on the Second Vesting Date subject to the vesting requirements of Section VII.

VII. Requirements to Vest

1. Determination of Targets. Prior to the commencement of each of fiscal years 2008 and 2009, the Board of Directors shall determine the target operating results of the Company for each such fiscal year, including the target annual growth rate of net income (the “Net Income Target”) and target annual growth rate of sales revenue (the “Sales Revenue Target”), required to be met for shares covered by the Restricted Stock Unit Awards to vest. Participants will be provided with a summary of the Net Income Target and Sales Revenue Target for each of fiscal years 2008 and 2009. In addition, a portion of the shares covered by Restricted Stock Unit Awards shall be eligible to vest upon Participant’s achievement of individual performance measurements under the Company’s Performance Measurement Guidance and the 2008 and 2009 Fiscal Year Performance Measurement Schemes (the “Performance Measurement Target” and collectively with the Net Income Target and the Sales Revenue Target, the “Targets”) for each of fiscal years 2008 and 2009.

2. Weighting of Targets. If fully met, each of the Targets shall be weighted as follows: the Net Income Target will be weighted at 25%, the Sales Revenue Target will be weighted 25% and the Performance Measurement Target will be weighted 50%. If a Target is not fully met, the weight of that Target for purposes of calculating the number of vested shares under Section VII(3) below is zero.

3. Calculation of Vested Stock Units at a Vesting Date. At a particular Vesting Date, if at least one of the Net Income Target, the Sales Revenue Target or the Performance Measurement Target , each as certified by the Board of Directors or the Compensation Committee, is met and so long as the Participant remains employed with the Company on such Vesting Date (except as provided in Section XI below) a number of Stock Units subject to the Participant’s Restricted Stock Award shall vest and automatically become a right to receive Shares on such Vesting Date equal to (i) 50% of the total number of shares covered by the Restricted Stock Award, multiplied by (ii) the sum of the weight of each Target met.

VIII. Process of Restricted Stock Unit Vesting

1. Vesting or Forfeiture and Cancellation of Stock Units. As of a particular Vesting Date, if any Stock Units have vested pursuant to the terms of Section VII above, such vested Stock Units will automatically become a right to receive Shares in accordance with this Section VIII.  If none of the Targets were fulfilled as of a Vesting Date, 50% of the Stock Units covered by the Restricted Stock Unit Award will be forfeited, cancelled and returned to the Company without any payment due by the Company.

2. Issuance of Shares Following Vesting. The Company (or the Third Party Administrator, if applicable) shall issue to the Participant that number of Shares underlying vested Stock Units attributable to a particular Target as soon as administratively feasible following the applicable Vesting Date and certification by the Board of Directors that such Target has been achieved, and no later than March 15 of the year following the applicable Vesting Date.

3. No Transfer Prior to Vesting. Neither a Restricted Stock Unit Award nor the Stock Units covered by a Restricted Stock Unit Award may be transferred by a Participant prior to vesting, except as set forth in Section XI(5). The period of time between the date of grant of a Restricted Stock Unit Award and the date the Stock Units either become fully vested or are forfeited pursuant to the terms of the Plan is referred to as the “Restriction Period.” The Participant may transfer his/her Shares issued in exchange for vested Stock Units, subject to the terms of the 2006 Plan, any insider trading policy of the Company, any separate agreements between the Company and the Participant that impose restrictions on transferability, and as long as the transfer does not violate applicable laws and regulations or written Company policies.

IX. Amendment and Termination of the Plan and Restricted Stock Unit Awards

The Board of Directors may at any time amend, suspend or terminate the Plan, and the Board of Directors may at any time amend any aspect of a Restricted Stock Unit Award granted under the Plan, provided that no such amendment to an outstanding Restricted Stock Unit Award shall impair the rights of any Participant, unless otherwise mutually agreed between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

X. Change in Control and Capital Adjustments

In the event of a Change in Control (as defined in the 2006 Plan), the treatment of outstanding Restricted Stock Unit Awards issued under the Plan shall be governed by the terms of the 2006 Plan. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the number of Stock Units reserved for issuance under the Plan and the number of Stock Units subject to outstanding Restricted Stock Unit Awards will be proportionately adjusted, subject to any required action by the Board of Directors and compliance with applicable securities laws and shall otherwise be subject to the terms of the 2006 Plan.

XI. Position Change, Bad Acts, Resignation or Death of a Participant

1. Position Change. Upon a change of position of a Participant prior to either the First Vesting Date or the Second Vesting Date, if the Participant is still a director, senior officer or key employee of the Company or its controlling subsidiaries, the number of unvested shares remaining and the requirements for such vesting under Section VII above shall remain the same after the position change of the Participant; provided, however, that the Compensation Committee may adjust Participant’s Performance Measurement Target as necessary to conform to the requirements of such new position ; and provided further, if the Participant changes his/her position because of the Participant’s inability to meet the requirements of such position and/or such Participant’s Performance Measurement Target, the Board of Directors shall decide, in its sole discretion, whether any or all of the unvested shares subject to the Participant’s Restricted Stock Unit Awards shall be forfeited, cancelled and returned to the Company effective as of the date of such determination by the Board of Directors without any payment due by the Company to the Participant.,

2. Bad Acts. In the event that the Board of Directors determines that a Participant has committed one or more Bad Acts (as defined below), all of the unvested Stock Units subject to the Participant’s Restricted Stock Unit Awards shall be forfeited, cancelled and returned to the Plan as of the date of such determination without any payment due by the Company to the Participant. For purposes of the Plan, a “Bad Act” shall mean any of the following: (i) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate, (ii) the Participant’s theft, dishonesty, willful misconduct, breach of duty, or falsification of any Company or Affiliate documents or records; (iii) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement, (iv) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to ethical standards, confidentiality and reasonable workplace conduct); (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; or (vi) the commission of any other act that would be grounds for termination of the Participant for Cause (as defined in the 2006 Plan) by the Company (regardless of whether the Participant is terminated by the Company).

3. Resignation of a Participant. Upon resignation of a Participant prior to either the First Vesting Date or the Second Vesting Date, whether voluntarily or involuntarily, all of the unvested Stock Units subject to the Participant’s Restricted Stock Unit Awards shall be forfeited, cancelled and returned to the Plan as of such Participant’s Termination Date (as defined in the 2006 Plan) without any payment due by the Company to the Participant.

4. Retirement. Upon retirement of a Participant prior to either the First Vesting Date or the Second Vesting Date, (a) the unvested Stock Units attributable to the Net Income Target and the Sales Revenue Target shall remain outstanding and eligible for vesting upon the applicable Vesting Date pursuant to the vesting requirements described in Section VII above, and (b) the unvested Stock Units attributable to the Performance Measurement Target shall be forfeited, cancelled and returned to the Plan as of such Participant’s Termination Date without any payment due by the Company to the Participant.

5. Termination of a Participant due to Disability. If a Participant’s employment with the Company Terminates because of the Participant’s Disability (as defined in the 2006 Plan) prior to either the First Vesting Date or the Second Vesting Date, if the Disability is caused by a Company work related injury, (a) the unvested Stock Units attributable to the Net Income Target and the Sales Revenue Target shall remain outstanding and eligible for vesting upon the applicable Vesting Date pursuant to the vesting requirements described in Section VII above, and (b) the unvested Stock Units attributable to the Performance Measurement Target shall be forfeited, cancelled and returned to the Company as of such Participant’s Termination Date without any payment due by the Company to the Participant. If the Disability is a result of other circumstances not involving performance of duties to the Company, the Board of Directors shall decide, in its sole discretion, whether any or all of the unvested Stock Units attributable to the Net Income Target and the Sales Revenue Target shall be forfeited, cancelled and returned to the Plan as of such Participant’s Termination Date without any payment due by the Company to the Participant.

6. Death of a Participant. If a Participant dies while performing his or her duties for the Company prior to either the First Vesting Date or the Second Vesting Date, his/her vested Shares and unvested Stock Units issued pursuant to Restricted Stock Unit Awards under the Plan shall be transferred to the Participant’s designated heir(s) by law, and (a) the unvested Stock Units attributable to the Net Income Target and the Sales Revenue Target shall remain outstanding and eligible for vesting pursuant to the vesting requirements described in Section VII above, and (b) the unvested Stock Units attributable to the Performance Measurement Target shall be forfeited, cancelled and returned to the Plan as of such Participant’s Termination Date without any payment due by the Company to the Participant. If the Participant dies as a result of other circumstances not involving performance of duties to the Company, the Board of Directors shall decide, in its sole discretion, whether any or all of the unvested Stock Units subject to the Participant’s Restricted Stock Unit Awards shall be forfeited, cancelled and returned to the Plan as of such Participant’s Termination Date without any payment due by the Company to the Participant’s designated heir(s).

XII. Other

1. No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate a Participant's employment or service with the Company at any time, with or without cause. Employment with the Company is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time, to terminate any individual's employment with or without cause without regard to the effect it might have upon him or her as a Participant under the Plan.

2. No Stockholder Rights. Stock Units awarded under the Plan represent only contract rights to receive Shares in the future upon satisfaction of the vesting requirements described in the Plan. During the Restriction Period, Participant shall not be entitled to any of the rights or benefits generally accorded to stockholders, including without limitation the right to vote or receive dividends on the Shares underlying the Stock Units. Except as provided in Article X above, a Participant shall not receive any credit or adjustment to the number of Shares issuable upon vesting of Stock Units in the event the Company issues a dividend to its stockholders during the Restriction Period.

3. Tax Liabilities. The Company, any Affiliate (as defined in the 2006 Plan) which is in existence or hereafter comes into existence, or any Third Party Administrator shall not be liable to a Participant, employee or any other persons as to any tax consequence realized by such person due to the receipt, vesting, exercise or settlement of any award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. The Company, any Affiliates or a Third Party Administrator shall have the right to deduct from any issuance of Shares under the Plan that would otherwise be distributed, pursuant to a Restricted Stock Unit Award to a Participant, a portion of such Shares having a fair market value equal to the amount of any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such issuance.

4. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

5. Terms and Conditions; Governing Law. The Plan and all Restricted Stock Unit Awards granted under the Plan are subject to the terms and conditions of the 2006 Plan, and shall be construed in accordance with and governed by the laws of the State of Nevada, but without regard to its conflict of law provisions.

6. Entire Agreement; Effect of Plan on Other Arrangements. The Plan, any resolutions of the Board of Directors adopting or administering the Plan and any Restricted Stock Unit Award Agreement entered into in connection with the Plan are the entire understanding between the Company and the Participant regarding the subject matter of the Plan and supersede all prior bonus or commission incentive plans and any written or verbal representations regarding the subject matter of the Plan. Participation in the Plan will not convey any entitlement to participate in this or future plans or to the same or similar bonus benefits. Payments under the Plan are an extraordinary item of compensation that are outside the normal or expected compensation for the purpose of calculating any extra benefits, termination, severance, redundancy, end-of-service premiums, bonuses, long-service awards, overtime premiums, pension or retirement benefits or other similar payment.

Restricted Stock Unit Award Consent Letter

According to the Winner Medical Group Inc. Restricted Stock Unit Incentive Plan - Fiscal Year 2008-2009 (the “Plan”), the undersigned acknowledges that the undersigned has been designated as a participant in the Plan. Capitalized terms not defined in this Consent Letter shall have the meaning designated in the Plan. As participant of the Plan, the undersigned promises that,

1. The undersigned shall obey the terms and conditions of the Plan, the Company’s 2006 Equity Incentive Plan as well as other regulations set by Winner Medical Group Inc. (the “Company”) to implement the Plan. Upon execution of this Restricted Stock Unit Award Consent Letter (this “Consent Letter”), the undersigned acknowledges that he or she will receive _______ stock units (the “Stock Units”), where each such Stock Unit represents a contract right to be issued one (1) share of Common Stock of the Company (each, a “Share”) on the vesting dates defined in Section VI of the Plan, subject to the vesting requirements of Section VII of the Plan.

2. If the requirements to vest the Stock Units as set forth in the Plan are not fulfilled, the undersigned acknowledges that the Stock Units shall not vest and shall be forfeited, cancelled and returned to the Company without any payment due by the Company to the undersigned, and the undersigned shall not have any right to any Shares underlying the unvested Stock Units.

3. The undersigned acknowledges that vesting of a portion of the Stock Units is subject to the undersigned’s satisfaction of a performance measurement under the Company’s Performance Measurement Guidance. The undersigned agrees that the Company’s Board of Directors or Compensation Committee has the sole discretion to determine the undersigned’s performance measurement score under the Company’s Performance Measurement Guidance.

4. If the undersigned resigns from the Company, the undersigned agrees that all of the unvested Stock Units subject to this Agreement shall be immediately forfeited to the Company without any payment due by the Company to the undersigned. If the undersigned changes position because of the undersigned’s inability to meet the requirements of such position, and/or such Participant’s Performance Measurement Target, the Board of Directors shall decide, in its sole discretion, whether any or all of the unvested shares subject to the undersigned’s Restricted Stock Awards shall be cancelled and returned to the Company effective as of the date of such determination by the Board of Directors without any payment due by the Company to the undersigned. If the Board of Directors determines that the undersigned has committed a Bad Act (as defined in the Plan), all of the unvested Stock Units subject to the undersigned’s Restricted Stock Unit Awards shall be cancelled and returned to the Company as of the date of such determination without any payment due by the Company to the undersigned. The treatment of undersigned’s unvested Stock Units in the event of Participant’s death, retirement or disability shall be as provided for Article XI of the Plan.

5. The undersigned agrees that the undersigned is ultimately liable and responsible for all taxes owed by the undersigned in connection with the undersigned’s award of Stock Units or Shares under the Plan, regardless of any action the Company takes with respect to any obligations for tax withholding that arise in connection with the award of Stock Units or Shares under this Agreement. The Company makes no representation and takes no obligation regarding the treatment of any tax withholding or other tax requirements in connection with this award of Stock Units, the issuance, vesting or settlement of the Shares covered by this Agreement or the subsequent sale of any of the Shares covered by this Agreement.

6. This Consent Letter becomes effective as of __________________, and cannot be withdrawn.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year above written.

By: ____________________

Name:

National ID Number:

Date: